Exhibit 99.(d)(2)

Computershare
250 Royall Street, Suite V
Canton MA 02021
Telephone 800 280 0819
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
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Primary Subscription Rights 12345678901234

MORGAN STANLEY INDIA INVESTMENT FUND, INC. RIGHTS OFFERING

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK TIME, ON JULY [XX], 2009, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

Morgan Stanley India Investment Fund, Inc. (the “Fund”) has distributed, at no charge, to each common stockholder of record (each a “Record Date Stockholder”) as of June [XX], 2009 (the “Record Date”), one non-transferable right (the “Rights”) for each whole share of common stock held as of the Record Date.  Four rights can be used to purchase one share of common stock of the Fund at $X.XX per whole share.  The terms and conditions of the Rights Offering are set forth in the Fund’s Prospectus dated June [XX], 2009 (as may be amended or supplemented, the “Prospectus”), which are incorporated into this Subscription Certificate by reference.  Capitalized terms used but not defined herein have the meanings set forth in the Prospectus.  The owner of this certificate is entitled to the number of Rights, and is entitled to exercise the Rights for the number of shares, shown on this Subscription Certificate.

THE SUBSCRIPTION RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable.  The Rights will not be listed on the New York Stock Exchange or any other securities exchange or quoted on any automated quotation system.

EXERCISE PRICE

The subscription price for the Rights is $X.XX per whole share. Fractional shares of common stock will not be issued in this Rights Offering.

METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST PROPERLY COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TO COMPUTERSHARE TRUST COMPANY, N.A., TOGETHER WITH PAYMENT IN FULL FOR AN AMOUNT EQUAL TO THE APPLICABLE SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES OF COMMON STOCK THAT YOU ARE REQUESTING TO PURCHASE TO THE SUBSCRIPTION AGENT, COMPUTERSHARE TRUST COMPANY, N.A., BEFORE THE EXPIRATION DATE (DEFINED ABOVE).

Full payment of the subscription price for each share of common stock you wish to purchase must be made in U.S. dollars by (1) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Subscription Agent in accordance with the “Instructions As To Use of Morgan Stanley India Investment Fund Subscription Certificates” that accompanied the mailing of the Prospectus. Payments of the exercise price for the common stock may be withdrawn by the Fund at any time after receipt and, in any event, will be distributed to the Fund no later than 10 Business Days following the Expiration Date, unless the Fund terminates the Rights Offering.  No interest will be paid to you on the funds you deposit with the Subscription Agent.  You will not receive any interest on the payments held by the Subscription Agent before your shares have been issued to you or your payment is returned to you because your exercise has not been satisfied for any reason.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #

123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:  OFFERING INSTRUCTIONS (check the appropriate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT OF RIGHTS:

☐ I apply for ALL of my entitlement of new shares pursuant to the Rights	(no. of subscription rights)	÷ 4 =	(no. of new shares)	x $ X.XX = (per share)	$

EXAMPLE: If you own 1,000 shares of common stock, your Right permits the purchase of 250 shares for $X.XX. [1,000 purchase rights ÷ 4 = 250 shares: 250 shares * $X.XX/share = $X.XX]

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT OF RIGHTS:

☐ I apply for	(no. of new shares)	x $ X.XX = (per share)	$

	Amount of Check or money order enclosed		$

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:

Please disregard this mailing.

SECTION 2: SUBSCRIPTION AUTHORIZATION:

I acknowledge that I have received the Prospectus for this offering of Rights and I hereby subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus relating to the primary subscription in the Rights Offering.

Signature of Subscriber(s)

(and address if different than that listed on this Subscription Certificate)

Telephone number (including area code)

By First Class Mail Only:

Computershare
c/o Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02941-3011

By Overnight Courier:

Computershare
c/o Voluntary Corporate Actions
Suite V
250 Royall Street
Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Any questions regarding this Subscription Certificate and Subscription Rights Offering may be directed to
Georgeson Inc. toll free at (800) 509 - 4953 or for banks and brokers at (212) 440-9800.